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                                                                    EXHIBIT 23.2



                          Independent Auditors' Consent


The Board of Directors
Universal Compression Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement (No. 333-72859) on Form S-8 of Universal Compression Holdings, Inc. of our report dated November 21, 1997, relating to the statements of income, stockholders' equity and cash flows of Tidewater Compression Service, Inc. for the year ended March 31, 1997, which report appears in the March 31, 1999 Annual Report on Form 10-K of Universal Compression Holdings, Inc.

KPMG LLP

New Orleans, Louisiana
June 25, 1999